U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported): February 17, 2004



                        STREICHER MOBILE FUELING, INC.
            (Exact name of registrant as specified in its charter)



                                   Florida
                (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



                  Streicher Mobile Fueling, Inc.
                  800 W. Cypress Creek Rd., Suite 580
                  Fort Lauderdale, Florida                 33309

               (Address of principal executive office)   (Zip Code)



Registrant's telephone number, including area code:  (954) 308-4200

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Streicher Mobile Fueling, Inc., the Registrant, issued a press release on February 17, 2004, reporting operating results for the second fiscal quarter ended December 31, 2003. The text of that press release is as follows:

SMFStreicher Mobile Fueling, Inc.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
CONTACT:    RICHARD E. GATHRIGHT                      KEVIN MCGRATH
            CHAIRMAN AND CHIEF EXECUTIVE OFFICER      CAMERON ASSOCIATES, INC.
            954-308-4200                              212-245-8800


                   STREICHER MOBILE FUELING REPORTS RESULTS
                  FOR SECOND QUARTER ENDED DECEMBER 31, 2003

FT. LAUDERDALE, FL, FEBRUARY 17, 2004 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL and FUELW), an outsourcing value added refueling and fuel management service for vehicle and equipment fleets, today announced the results for the three and six months ended December 31, 2003 as follows:

                (ALL AMOUNTS IN 000'S, EXCEPT PER SHARE DATA)


                                          (Unaudited)          (Unaudited)
                                        3 Months Ended        6 Months Ended
                                        --------------        --------------
                                     12/31/03   12/31/02   12/31/03   12/31/02
                                     --------   --------   --------   --------
  Total Revenues                     $ 21,136   $ 17,286   $ 40,553   $ 34,365
  Gross Profit                       $  1,075   $    744   $  1,897   $  2,137
  Operating Income (loss)(1)         $    (20)  $   (632)  $    468   $   (320)
  Net Loss                           $   (382)  $   (858)  $   (176)  $   (755)
  EBITDA (2)                         $    313   $   (266)  $  1,137   $    410
  Basic and Diluted Net Loss Per     $  (0.05)  $  (0.12)  $  (0.02)  $  (0.10)
  Share

  Basic and Diluted Weighted
   Average Shares Outstanding           7,248      7,218      7,248      7,216

  Gallons of Fuel Delivered            13,700     11,500     27,000     23,400

     (1) Includes $757,000 gain on extinguishment of debt during the first quarter ended September 30, 2003
     (2)  Earnings before interest, taxes, depreciation and amortization

Since June 30, 2003, the Company has added, on an annualized basis, over 7.0 million gallons of net new business, which would, if sustained, result in an expected 54.0 million gallons delivered for the year ending June 30, 2004 or a 15% increase over the 47.5 million gallons delivered in the fiscal year 2003. For the six months ended December 31, 2003, the net margin per gallon was 9.1 cents per gallon compared to 11.5 cents per gallon in fiscal 2003, although net margin improved to 9.9 cents in the second quarter from 8.7 cents in the current year's first quarter.

The Company attributes the lower net margin per gallon in the same six-month period this year versus last year to two factors: (1) a lower average service charge per gallon resulting from the aggressive price-cutting by the Company's former largest competitor which discontinued operations in July 2003; and (2) higher direct operating costs (e.g. personnel training and equipment relocation) incurred during the first six months of this year due to the expansion of the Company's business in existing and new markets. Management believes that the residual effect of this discounting should abate and the pricing for mobile fueling services will stabilize at more sustainable levels. Other mobile fueling providers are expected to compete based on service capability and reliability rather than the self-destructive predatory pricing strategy experienced in the past.

While the Company incurred a loss in the second quarter of the 2004 fiscal year, its operating loss and net loss both decreased from the same period in the prior year by over $600,000 and nearly $500,000, respectively. Additionally, the Company reduced by $249,000 the operating loss it incurred in the second quarter of this year as compared to the first quarter when excluding the $757,000 gain on the extinguishment of debt. The $249,000 reduction of the operating loss in the current quarter was principally due to the addition of new business volumes and improved net margins.

OPERATING INCOME (LOSS) BEFORE GAIN ON EXTINGUISHMENT OF DEBT:


                                          Three Months   Three Months
                                         Ended 9/30/03  Ended 12/31/03    Change
                                         -------------  --------------  ----------

   Operating income (loss)               $  488,000     $ (20,000)      $  508,000
   Less: Gain on extinguishment of debt  $ (757,000)    $     ---       $ (757,000)
                                         ----------     ---------       ----------
   Operating income (loss) before gain
     on extinguishment of debt           $ (269,000)    $ (20,000)      $  249,000
                                         ==========     =========       ==========

The Company's financial condition is stable and, after its recent refinancing transaction, has improved in several ways. The August 2003 refinancing, which provided $5.8 million in net proceeds and lowered debt service requirements over the next two years, better matches the Company's anticipated cash flow and debt obligations, while providing support for the planned growth of its business. EBITDA has improved, increasing by over $550,000 in the second quarter of this year versus a year ago. Availability under the Company's $10 million bank line of credit has also increased.

Increasing EBITDA is reflective of the improvement in cash flow being generated from the Company's business operations before debt service and depreciation, and is a key indicator used by management and the financial community to gauge the Company's financial performance utilizing its capital resources. Since the Company has 30 trucks available for immediate service to support its expansion program in presently served and new markets, management believes that it is in a position to add significant new business volumes, generating continued strong growth in EBITDA with limited capital expenditures.

The Company plans to meet its income objectives by delivering increased volumes of fuel and generating higher margins in both existing and new markets through improved operating efficiencies. Labor costs are a primary consideration by existing and prospective customers in the use of mobile fueling services and the Company anticipates the expansion of the demand for its services as these labor costs continue to escalate. On January 4, 2004, new federal safety rules took effect reducing the number of hours truck drivers can be on duty, including any time spent fueling their trucks or equipment. The Company believes that the changes mandated under the new rules will increase the attractiveness of using mobile fueling services. Fleet operators may decide to use their drivers' time more effectively by delivering their product or services rather than spending time fueling vehicles.

Richard E. Gathright, Chairman, CEO and President of the Company commented,

      "The Company's progress continues with increased volumes, improved margins and strong gains in EBITDA. Demand for mobile fueling services is growing as fleet operators focus on higher labor costs and the value we add by keeping their drivers behind the wheel. This increased demand should add momentum to the recent trend of firmer prices and stabilizing market conditions."

ABOUT STREICHER MOBILE FUELING, INC.
SMF provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive service fees and fuel prices. The proprietary SMF electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. SMF conducts operations in six states.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future financial performance of the Company after this financing are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.

                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 17, 2004                STREICHER MOBILE FUELING, INC.



                                        By:/S/RICHARD E. GATHRIGHT
                                           -----------------------------------
                                            Richard E. Gathright, President